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                                                                     EXHIBIT 3.1

                                    Form of

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                             LEADERSONLINE, INC.,
                            a Delaware corporation

     LeadersOnline, Inc., a Delaware corporation, hereby certifies that:

     1. The name of this corporation is LeadersOnline, Inc. This corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 29, 1999. Amended and Restated Certificates of Incorporation were filed with the Secretary of State of the State of Delaware on February 2, 2000 and April 5, 2000.

     2.   This Amended and Restated Certificate of Incorporation (this "Restated
                                                                        --------
Certificate") has been duly approved and adopted by the board of directors of
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this corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

     3. In accordance with Section 242 of the Delaware General Corporation Law, this Restated Certificate has been duly approved by the written consent, under Section 228 of the Delaware General Corporation Law, of the holders of all of the outstanding stock entitled to vote hereon.

     4. The Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

                              Name of Corporation

     The name of this corporation is LeadersOnline, Inc.

                                  ARTICLE II

                               Registered Agent

     The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III

                               Corporate Purpose

     The nature of the business or purposes of this corporation to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
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                                  ARTICLE IV

                           Authorized Capital Stock

     A.   Number of Authorized Shares.  This corporation is authorized to issue
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two classes of stock to be designated, respectively, "Common Stock" and
                                                      ------------
"Preferred Stock."  The total number of shares which this corporation is
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authorized to issue is One Hundred Ten Million (110,000,000) shares.  One
Hundred Million (100,000,000) shares are designated as Common Stock and Ten Million (10,000,000) shares are designated as Preferred Stock, and each such share of Common Stock and Preferred Stock has a par value of one-tenth of one cent ($0.001).

     B.   Common Stock.
          ------------

          1.   Classes of Common Stock.  The shares of Common Stock will consist
               -----------------------
solely of two classes. Seventy-Five Million (75,000,000) shares are designated as "Class A Common Stock" and Twenty-Five Million (25,000,000) shares are designated as "Class B Common Stock." The board of directors of this corporation may authorize the issuance of shares of Class A Common Stock and shares of Class B Common Stock from time to time, subject to the foregoing. In case shares of Common Stock are redeemed, purchased or otherwise acquired by this corporation, the shares so acquired will resume the status of authorized but unissued Common Stock of the same class.

          2.   Voting Rights.  The holders of shares of Common Stock will have
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the following voting rights:

               (a)  Class A Common Stock. Each share of Class A Common Stock
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will entitle the holder thereof to one (1) vote on all matters submitted to a vote of the stockholders of this corporation.

               (b)  Class B Common Stock. Each share of Class B Common Stock
                    --------------------
will entitle the holder thereof to ten (10) votes on all matters submitted to a vote of the stockholders of this corporation.

               (c)  Single Class Voting. The holders of shares of Class A Common
                    -------------------
Stock and the holders of shares of Class B Common Stock will vote together as one class on all matters submitted to a vote of the stockholders of this corporation, except:

                    (i)  as otherwise required by applicable law; and

                    (ii) in the case of a proposed issuance of shares of Class B Common Stock, which issuance will require only the affirmative vote of the holders of at least a majority of the outstanding shares of Class B Common Stock.

          3.   Conversion and Exchange of Class B Common Stock.
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               (a)  Voluntary Conversion. Each share of Class B Common Stock,
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at the option of its holder, may at any time be converted into one (1) fully paid and nonassessable share of Class A Common Stock, for no additional consideration. In order to exercise this conversion right, the holder of the shares of Class B Common Stock to be converted shall
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deliver: (i) to the office of this corporation or any transfer agent for the
Common Stock, the certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by duly executed, proper instruments of transfer and (ii) written notice to this corporation stating that such holder elects to convert such shares of Class B Common Stock and stating the name and address in which the certificate for the shares of Class A Common Stock is to be issued. The conversion will be deemed to have been made immediately prior to the close of business on the date that the certificates and the written notice have been properly delivered by the converting holder.

               (b)  Issuance of Conversion Shares.  As promptly as practicable
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following any holder's conversion of shares of Class B Common Stock, this corporation shall issue and deliver to the order of the converting holder (i) one or more certificates evidencing the shares of Class A Common Stock issuable in respect of the applicable conversion and (ii) if the certificate surrendered by the converting holder evidences more shares of Class B Common Stock than the holder has elected to convert or that have been converted automatically, as the case may be, one or more certificates evidencing the shares of Class B Common Stock which have not been converted.

               (c)  Dividends on Converted Shares. Any dividends declared and
                    -----------------------------
not paid on shares of Class B Common Stock prior to their conversion will be paid, on the payment date, to the holder or holders entitled thereto on the record date for such dividend payment, notwithstanding such conversion; provided, however, that such holder or holders will not be entitled to receive corresponding dividends declared but not paid on the shares of Class A Common Stock issuable upon such conversion.

          4.   Reservation of Shares.  This corporation shall at all times
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reserve and keep available out of its authorized but unissued shares of Class A
Common Stock, solely for the purpose of effecting the conversion of shares of Class B Common Stock provided for herein, such number of shares of Class A Common Stock as will be sufficient to effect the conversion of all issued and outstanding shares of Class B Common Stock. Further, this corporation shall take all necessary corporate action to ensure that such shares of Class A Common Stock will be validly issued, fully paid and nonassessable upon conversion of any shares of Class B Common Stock. If at any time the number of authorized but unissued shares of Class A Common Stock is not sufficient to effect the conversions provided for herein, this corporation shall take all necessary corporate action to increase its authorized but unissued shares of Class A Common Stock to such number of shares as will be sufficient for such purpose.

          5.   Dividends and Distributions.  Subject to the preferences
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applicable to the shares of Preferred Stock outstanding at any time, the holders of shares of Common Stock will be entitled to participate ratably, on a share-for-share basis as if all shares were of a single class, in any dividends or distributions, whether in cash, stock or otherwise, that may be declared by the board of directors from time to time out of funds of this corporation legally available therefor; provided, however, that any dividends payable in shares of Common Stock (or payable in rights to subscribe for or purchase shares of Common Stock) must be declared and paid at the same rate on each class of Common Stock and only in shares of Class A Common Stock (or rights to subscribe for or to purchase shares of Class A Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class A Common Stock) to holders

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of shares of Class A Common Stock and only in shares of Class B Common Stock (or rights to subscribe for or to purchase shares of Class B Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class
B Common Stock) to holders of shares of Class B Common Stock. This corporation shall treat all the shares of Common Stock identically in respect of any subdivisions or combinations (for example, if this corporation effects a two-for-one stock split with respect to the shares of Class A Common Stock, it shall concurrently effect a two-for-one stock split with respect to the shares of Class B Common Stock).

          6.   Liquidation.  In the event of any voluntary or involuntary
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liquidation, dissolution or winding-up of this corporation, after all creditors of this corporation have been paid in full and subject to the preferences applicable to the shares of Preferred Stock outstanding at the time, the holders of shares of Common Stock will be entitled to participate ratably, on a share-for-share basis as if all shares were of a single class, in all distributions of assets pursuant to such voluntary or involuntary liquidation, dissolution or winding-up.

     C.   Preferred Stock. The shares of Preferred Stock may be issued from time
          ---------------
to time in one or more series. The board of directors of this corporation is hereby vested with the authority to fix by resolution or resolutions the designations and the powers, preferences, privileges and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion rights, redemption price and liquidation preference, of any series of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series are so decreased, the shares constituting such decrease will resume the status of authorized but unissued Preferred Stock.

                                   ARTICLE V

                       Amendment of Corporate Documents

     A.   Certificate of Incorporation.  This corporation reserves the right to
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amend, alter, change or repeal any provision contained in this Restated
Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. This Article V may not be amended, except by an affirmative vote of not less
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than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of voting stock of this corporation.

     B.   Bylaws.  In furtherance and not in limitation of the powers conferred
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by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of this corporation. Bylaws may not be made, repealed, altered, amended or rescinded by the stockholders of this corporation, except by an affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of voting stock of this corporation.

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                                  ARTICLE VI

                           Meetings of Stockholders

     Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of this corporation.

                                  ARTICLE VII

                             Election of Directors

     Elections of directors need not be by written ballot unless the bylaws of this corporation so provide.

                                 ARTICLE VIII

                   No Stockholder Action by Written Consent

     No action, which has not been previously approved by the board of directors, may be taken by the stockholders, except at an annual or a special meeting of the stockholders called in accordance with the bylaws of this corporation and no action, which has not been previously approved by the board of directors, may be taken by the stockholders by written consent.

                                  ARTICLE IX

                       Limitation of Director Liability

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation will not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to this corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of the filing of this Restated Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article IX by the
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stockholders will adversely affect any right or protection of a director of this corporation existing by virtue of this Article IX at the time of such repeal or
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modification.

                                   ARTICLE X

                         Indemnification of Directors

     To the fullest extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested

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directors or otherwise, in excess of the indemnification and advancement of expenses otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits imposed by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders or others. No repeal or modification of this Article X by the
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stockholders will adversely affect any right or protection of a director of this corporation existing by virtue of this Article X at the time of such repeal or
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modification.

                                  ARTICLE XI

                      Creditor Compromise or Arrangement

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     IN WITNESS WHEREOF, this corporation has caused this Restated Certificate to be signed by its duly authorized officer, as of the _____ day of _______________, 2000.


                                   LeadersOnline, Inc.,
                                   a Delaware corporation


                                   By:______________________________________

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